EXHIBIT H.12

EXHIBIT A

THIS EXHIBIT A, amended and restated effective as of [August 1,] 2013, is the Exhibit A to that certain Administration and Accounting Services Agreement effective as of January 1, 2013 between BNY Mellon Investment Servicing (US) Inc. and GuideStone Funds.

FUNDS

DATE TARGET FUNDS

MyDestination 2005 Fund

MyDestination 2015 Fund

MyDestination 2025 Fund

MyDestination 2035 Fund

MyDestination 2045 Fund

MyDestination 2055 Fund

ASSET ALLOCATION FUNDS

Conservative Allocation Fund

Balanced Allocation Fund

Growth Allocation Fund

Aggressive Allocation Fund

Conservative Allocation Fund I

Balanced Allocation Fund I

Growth Allocation Fund I

Aggressive Allocation Fund I

SELECT FUNDS

Money Market Fund*

Low-Duration Bond Fund+

Medium-Duration Bond Fund+

Extended-Duration Bond Fund

Inflation Protected Bond Fund

Flexible Income Fund+

Global Bond Fund

Defensive Market Strategies Fund

Real Assets Fund

Global Natural Resources Equity Fund**

Equity Index Fund

Real Estate Securities Fund**

Value Equity Fund

Growth Equity Fund**

Small Cap Equity Fund

International Equity Fund

Emerging Markets Equity Fund**

*	Indicates Funds which receive money market services.
**	Indicates Funds which receive fair value pricing services.
+	Indicates Funds which receive Markit North securities valuation services.

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:
Name:
Title:

GuideStone Funds

By:
Name:
Title:

2